AGREEMENT

     This Agreement is entered into this 7th day of April, 2000 by and among e-MedSoft.com, a Nevada corporation ("eMed") and Prem Reddy, Richard Hayes, Raymond Matko, Prime A. Investments and David W. Rombro, ( referred to collectively as the Shareholders) who together own 100% of the issued and outstanding shares of common stock of PrimeRX.com, Inc. (formerly known as Primed Pharmacy Group, Inc.) ("Primed").

     WHEREAS, eMed and Primed desire to provide a means by which the Shareholders can exchange some of their shares of Primed for shares of the common stock of eMed; and

     WHEREAS, the Parties desire that eMed can acquire up to 33 percent of Primed's outstanding common stock under certain conditions.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth below, the parties agree as follows:

     1. eMed hereby grants to the Shareholders a ten year option (the "Option") to exchange their shares of Primed common stock for three million shares of eMed common stock at an exchange rate which would result in the Shareholders acquiring three million shares of eMed if the Shareholders exchanged shares representing 33 percent of the outstanding shares of Primed. Shareholders will be permitted to exercise their rights under the Option in whole or in part, from time to time, at their discretion throughout the term of the Option.

     2. In the event that Primed conducts an initial public offering or if there is a change of control of Primed before the Option is exercised in full, eMed will have the option of requiring Shareholders to exercise any unexercised portion of the Option just before the completion of such event. A change of control for purposes of this paragraph will be defined as a change in the ownership of Primed where the Shareholders no longer hold at least fifty percent of the voting control of Primed.

     3. The shares of eMed which will be issued to the Shareholders will be restricted securities as that term is defined in Rule 144, and the shares of Primed which may be exchanged will similarly be restricted securities.

     4. In the event that eMed completes any reorganization, stock splits or stock dividends before the Option has been exercised in full, the number of shares of eMed common stock which may be acquired upon the exercise of the Option will be adjusted accordingly.

     5. EMed agrees to include the first 750,000 shares of eMed common stock acquired by the Shareholders upon the exercise of the Option in the first registration statement which eMed files after the execution of this Agreement, other than registration statements on Form S-8 or S-4. This registration statement will cover the resale of the 750,000 shares, and eMed currently plans to have such registration statement declared effective by the Securities and Exchange Commission before July 31, 2000.



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     6.  Emed agrees to file a registration statement for any remaining shares which are acquired by Shareholders upon exercise of the Option and to have such registration statement declared effective by April 7, 2001. It is the intent of the parties that this will be a shelf registration which will result in registered shares of eMed common stock being issued to the Shareholders upon their exercises of the Option after April 7, 2000.

     7. Shareholders agree that with respect to any of their shares of eMed common stock which are registered, they will not sell, in the aggregate, more than 10,000 shares per day without the prior written consent of eMed, and no sales will be made at a price below $8.00 per share. Shareholders further agree that they will place the eMed shares they are selling in accounts with Sutro & Company, Inc., and that all sales will be made from these accounts. The foregoing provisions will not apply to the extent that any shares are registered in an underwritten offering where the shares are purchased by the underwriter.

     8. The interpretation of this Agreement will be governed by the laws of the State of California, and any actions to enforce the provisions of this Agreement must be filed in the State of California.

     9. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10. All stock issued hereunder shall be placed in a ten year voting trust with two trustees: Alan Doris and Rex Beaber or if they both resign, Bank of America.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              e-MedSoft.com, Inc.


_________________________     By:__________________________
Prem Reddy                       John F. Andrews, President


_________________________
Richard Hayes


_________________________
Raymond Matko


_________________________
David W. Rombro

Prime A. Investments, LLC

By: _____________________
    Prem Reddy


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